                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS'


We consent to the reference to our firm under the caption "Experts" and the use of our report dated March 30, 1998 (except for Note 3, paragraph two, Note 8(a) and Note 11, paragraphs one, two and three, as to which the date is April 15, 1998, and Note 11, paragraphs four, five, six, seven and eight, as to which the date is May 26, 1998), in the Registration Statement (Form S-1 No. 333-43443) and related Prospectus of netValue, Inc. for the registration of 3,450,000 shares of its common stock.



                                                /s/ L J SOLDINGER ASSOCIATES
                                                --------------------------------
                                                    L J SOLDINGER ASSOCIATES

Arlington Heights, Illinois
May 28, 1998